UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 28, 2016
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition

On July 28, 2016, Corporate Office Properties Trust (the “Company”) issued a press release relating to its financial results for the three and six month periods ended June 30, 2016 and, in connection with this release, is making available certain supplemental information pertaining to its properties and operations as of and for the period ended June 30, 2016.  The earnings release and supplemental information are included as Exhibit 99.1 to this report and are incorporated herein by reference.

During the second quarter of 2016, as part of its closing process, the Company conducted its quarterly review of its portfolio for indicators of impairment considering the refined investment strategy of its newly-appointed Chief Executive Officer and concluded that it would: (1) not hold its operating properties in Aberdeen, Maryland for the long-term; (2) sell specific properties in its Northern Virginia Defense/IT and Fort Meade/BW Corridor sub-segments; (3) not develop commercial properties on land in Frederick, Maryland; and (4) sell the remaining operating property in Greater Philadelphia that had not previously been classified as held for sale. Accordingly, the Company determined that it would recognize impairment losses of $55.1 million on operating properties and $14.6 million on land, which included the following:

•
$34.4 million on operating properties in Aberdeen, Maryland (included in our Other segment). After shortening the estimated holding period for these properties, the Company determined that the carrying amount of the properties would not likely be recovered from the operation and eventual dispositions of the properties during the shortened holding period. Accordingly, it adjusted the properties to their estimated fair value;

•
$14.1 million on operating properties in the Company’s Northern Virginia Defense/IT and Fort Meade/BW Corridor sub-segments that it reclassified to held for sale during the period whose carrying amounts exceeded their estimated fair values less cost to sell;

•
$8.2 million on land in Frederick, Maryland. The Company determined that the carrying amount of the land would not likely be recovered from the sale of this property. Accordingly, it adjusted the land to its estimated fair value;

•
$6.2 million on a property in Greater Philadelphia (included in the Regional Office segment) that the Company reclassified to held for sale during the period whose carrying amounts exceeded its estimated fair value less cost to sell;

•
$4.4 million on land in Aberdeen, Maryland. In performing its analysis related to the operating properties in Aberdeen, it determined that the weakening leasing and overall commercial real estate conditions in that market indicated that its land holdings in the market may be impaired. As a result, it determined that the carrying amount of the land was not recoverable and, accordingly, adjusted the land to its estimated fair value; and

•
$2.4 million primarily on land located in Colorado Springs, Colorado and operating properties in White Marsh, Maryland. These properties were classified as held for sale as of March 31, 2016 and June 30, 2016, and adjustments to their estimated fair values less costs to sell were made based on the most recent negotiations with prospective buyers.

The information included herein, including the exhibits, shall not be deemed “filed” for any purpose, including the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to liabilities of that Section.  The information included herein, including the exhibits, shall also not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.             Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit Number	Exhibit Title
99.1	Corporate Office Properties Trust earnings release and supplemental information for the period ended June 30, 2016, including the press release dated July 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Anthony Mifsud		/s/ Anthony Mifsud
	Anthony Mifsud		Anthony Mifsud
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	July 28, 2016	Dated:	July 28, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Corporate Office Properties Trust earnings release and supplemental information for the period ended June 30, 2016, including the press release dated July 28, 2016